Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of CytoDyn Inc. on Form S-1 of our report dated August 15, 2024, with respect to our audit of the financial statements of CytoDyn Inc. as of May 31, 2024 and for the year ended May 31, 2024, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Hartford, CT
September 6, 2024